UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

STERIS plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	1-37614	98-1203539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chancery House, 190 Waterside Road

Hamilton Industrial Park, Leicester LE5 1QZ

United Kingdom

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 0 116 276 8636

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On May 18, 2016, STERIS plc issued a press release announcing financial results for the three and twelve month periods ended March 31, 2016. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company adopted on May 17, 2016 a new Management Incentive Compensation Plan, Effective April 1, 2016 (“MICP”). The MICP covers members of management of the Company and its subsidiaries, including all named executive officers, other than the President and CEO. The President and CEO will be covered by a separate plan. The MICP provides annual incentive compensation to participants based upon achievement of financial and other objectives. Each participant is assigned a target bonus annually based upon the participant’s position or responsibility. The target bonus is expressed as a percentage of the participant’s base salary. If all objectives are achieved, the participant may receive the target percentage of his or her salary as a bonus. If objectives are exceeded a greater amount may be payable, and if objectives are not achieved a lesser payment or no payment may be made. All payments are at the discretion of the Company’s Compensation Committee, which administers the MICP.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by STERIS plc on May 18, 2016 announcing financial results for the three and twelve month periods ended March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By:	/s/ J. Adam Zangerle
J. Adam Zangerle
Company Secretary

Date: May 18, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by STERIS plc on May 18, 2016 announcing financial results for the three and twelve month periods ended March 31, 2016.

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